Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated March 23, 2001, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) on the financial statements of Third Wave Media. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 27, 2001